UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of l934

September 24, 2007

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2007, Avicena Group, Inc. (the “Company”), consummated a private financing transaction with four unaffiliated institutional and accredited investors located in the U.S. and abroad (the “Investors”), from which financing the Company received gross proceeds of $3,110,000. The Company and the Investors entered into a Series C Convertible Preferred Stock Purchase Agreement, dated as of September 24, 2007 (the “Securities Purchase Agreement”), a copy of which is included as Exhibit 10.1 to this Current Report. Pursuant to the Securities Purchase Agreement, the Company offered and sold to the Investors (i) 3,110 shares of its newly designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), (ii) Series C-1 Warrants, the form of which is included as Exhibit 4.1 to this Current Report (the “Series C-1 Warrant”), (iii) Series C-2 Warrants, the form of which is included as Exhibit 4.2 to this Current Report (the “Series C-2 Warrants”), and (iv) Series C-3 Warrants, the form of which is included as Exhibit 4.3 to this Current Report (the “Series C-3 Warrants” and, together with the Series C-1 Warrants and the Series C-2 Warrants, the “Warrants”).

The following summary descriptions of the material agreements entered into in connection with this financing are qualified in their entirety by reference to the copies of respective agreements filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the sale, in multiple closings, of (i) up to 19,700 shares of Series C Preferred Stock, at a purchase price of $1,000 per share and (ii) the related Warrants. In the initial closing, which occurred on September 24, 2007, the Company sold 3,110 shares of Series C Preferred Stock and the related Warrants for a purchase price of $3,110,000. The remainder of the Series C Preferred Stock and related Warrants may be sold in one or more subsequent closings, through October 26, 2007. In addition, the Company provided the holders of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) the option to convert, as part of a subsequent closing, their shares of Series A Preferred Stock and the warrants issued as part of the Series A Preferred Stock issuance into shares of Series C Preferred Stock and Warrants on a dollar-for-dollar basis.

Certificate of Designation

The shares of Series C Preferred Stock have no voting rights, except as provided in the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock (the “Certificate of Designation”) and as otherwise required by law. The Series C Preferred Stock in convertible into

Common Stock at a conversion price of $3.35 per share of Common Stock, subject to adjustment for subsequent stock splits, stock dividends and similar events and subject to anti-dilution adjustments as set forth in the Certificate of Designation. Holders of shares of Series C Preferred Stock are entitled to receive cumulative dividends of 8% per annum times the liquidation value of the stock, payable upon conversion or redemption, at the Company’s option, in either registered stock or cash. Upon the occurrence or non-occurrence of certain events, as specified in the Certificate of Designation, the holders of Series C Preferred Stock may also require the Company to redeem the Series C Preferred Stock.

Series C-1 Warrants

The Series C-1 Warrants may be exercised to purchase up to a number of shares of Common Stock equal to seventy-five percent (75%) of the number of shares of Common Stock issuable upon conversion of such Investor’s shares of Series C Preferred Stock. The Series C-1 Warrants have a term of five years from the date of issuance and have an initial exercise price of $4.19, subject to adjustment for recapitalizations, reclassifications or similar transactions and subject to anti-dilution adjustments. The Series C-1 Warrants can be exercised in cash or, if the Registration Statement (as defined below) is not effective by September 24, 2008, subsequently by cashless exercise.

Series C-2 Warrants

The Series C-2 Warrants may be exercised to purchase up to the number of shares of Common Stock equal to the quotient when the total dollar amount of the investment made by such Investor is divided by $4.61, the initial exercise price of the Series C-2 Warrants, subject to adjustment for recapitalizations, reclassifications or similar transactions and subject to anti-dilution adjustments. The Series C-2 Warrants are exercisable only through September 23, 2008, and can be exercised only in cash.

Series C-3 Warrants

The Series C-3 Warrants may be exercised to purchase up to a number of shares of Common Stock equal to seventy-five percent (75%) of the number of shares actually purchased by each Investor pursuant to one or more exercises of its Series C-2 Warrant. The Series C-3 Warrants have a term of five years from the date of issuance and has an initial exercise price equal to $5.76, subject to adjustment for recapitalizations, reclassifications or similar transactions and subject to anti-dilution adjustments. Each Series C-3 Warrant can be exercised in cash or, if the Registration Statement is not effective by September 24, 2008, by cashless exercise.

Registration Rights Agreement

In connection with the financing, the Company entered into a Registration Rights Agreement with the Investors, a copy of which is included as Exhibit 10.2 to this Current Report (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “Commission”) by November 23, 2007, a registration statement covering the shares of Common Stock underlying the Series C Preferred Stock and the Warrants (the “Registration Statement”). The deadline to have the Registration Statement declared effective is February 21, 2008 (or if the Commission conducts a “full review” of the Registration Statement, March 22, 2008). The Company’s failure to file the Registration Statement, or have it declared effective, by the applicable respective deadlines, if either such failure continues for a specified period of time, would constitute one of the “Triggering Events” entitling the holders of the Series C Preferred Stock and the Warrants to require that the Company redeem such securities.

Lock-Up Agreements

As a condition to closing the financing, each of the executive officers and directors of the Company entered into a Lock-Up Agreement with the Company, pursuant to which they agreed not to sell their shares of Common Stock for a period of one year following the effectiveness of the Registration Statement, except under certain circumstances as set forth in their respective Lock-Up Agreements. However, after the Registration Statement has been effective for at least six months, each is allowed to sell, during any three month period, up to the number of shares of Common Stock which such person would be allowed to sell under the volume limitations of the Commission’s Rule 144, provided that he or she sells no more than one-third of this quantity in any 30-day period.

Service Agreement

In connection with the financing, the Company entered into a letter agreement dated as of September 10, 2007, with Ethos Global Management (“EGM”), an unaffiliated third party. Pursuant to this agreement, the Company agreed to pay EGM a success fee of at least $786,000 in consideration of EGM’s services in support of the financing transaction. If the Company sells additional shares of Series C Preferred Stock, EGM shall be entitled to additional compensation. The EGM agreement is included as Exhibit 10.4 to this Current Report.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures under Item 1.01 above are incorporated into this Item 3.02 by reference.

The Company offered the Series C Preferred Stock and Warrants to a limited number of institutional and accredited investors in a transaction intended to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving a public offering, and in compliance with Regulation D promulgated thereunder. The Company is relying, in part, upon certain representations, warranties and covenants of the Investors contained in the Securities Purchase Agreement signed by them to claim these exemptions. The Company did not engage in any advertising or general solicitation in connection with these sales. The Company paid an aggregate of $923,000 in commissions and placement agent fees to EGM and one other firm in connection with the financing.

Item 8.01 Other Events

On September 26, 2007, the Company issued a press release pursuant to Rule 135c of the Securities Act to announce the closing of the financing transaction described in Items 1.01 and 3.02 of this Current Report. A copy of the press release is attached as Exhibit 99.1 to this Current Report. This Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. This portion of the Current Report is being filed pursuant to and in accordance with Rule 135c.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of the Company

4.1	Form of Series C-1 Warrant

4.2	Form of Series C-2 Warrant

4.3	Form of Series C-3 Warrant

10.1	Securities Purchase Agreement, dated as of September 24, 2007, between the Company and the Investors

10.2	Registration Rights Agreement, dated as of September 24, 2007, between the Company and the Investors

10.3	Form of Lock-Up Agreements between the Company and its executive officers and directors

10.4	Letter Agreement dated as of September 10, 2007, between the Company and Ethos Global Management

99.1	Press Release issued by the Company on September 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007

AVICENA GROUP, INC.:

By:	/s/ Michael J. Sullivan
Michael J. Sullivan
Vice President of Finance and Acting Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of the Company

4.1	Form of Series C-1 Warrant

4.2	Form of Series C-2 Warrant

4.3	Form of Series C-3 Warrant

10.1	Securities Purchase Agreement, dated as of September 24, 2007, among the Company and the Investors

10.2	Registration Rights Agreement, dated as of September 24, 2007, among the Company and the Investors

10.3	Form of Lock-Up Agreements between the Company and its executive officers and directors

10.4	Letter Agreement dated as of September 10, 2007, between the Company and Ethos Global Management

99.1	Press Release issued by the Company on September 26, 2007